UNITED STATES
           SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C.  20549


                       FORM 8-K


                    CURRENT REPORT
      Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


                    Date of Report
                      (Date of earliest event reported)
                  February 17, 2006


             THE COMMERCE GROUP, INC.
          (Exact name of registrant as specified in its charter)


 Massachusetts      001-13672        04-2599931
 (State or other                  (Commission File               (IRS Employer
  jurisdiction                       Number)                     Identification
  of incorporation)                                                   No.)


211 Main Street, Webster, Massachusetts  01570
  (Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (508) 943-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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     Item 5.02  Departure of Directors or Principal Officers;
                Election of Directors; Appointment of Principal
                Officers

     At the meeting of the Board of Directors held on Friday, February 17, 2006, Randall V. Becker was elected Senior Vice President, Chief Financial Officer and Treasurer, effective February 17, 2006.
Mr. Becker replaces Gerald Fels who was elected Chief Financial Officer in 1975 and remains as Executive Vice President of the Company. In a January 19, 2006 press release, the Company announced the election of Mr. Fels as President, Chief Executive Officer and Chairman of the Board, effective July 28, 2006 upon the retirement of Arthur J. Remillard, Jr.


     Mr. Becker, 45, has served as Treasurer and Chief Accounting Officer of the Company since 1994. He joined the Company in 1986 as the Director of Internal Audit and was elected as Assistant Treasurer and Comptroller in 1990. Mr. Becker is also a Director of the Company, first elected in 2003.



                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           THE COMMERCE GROUP, INC.
                           February 17, 2006




                            /s/ John M. Meciak
                                John M. Meciak
                          Assistant Treasurer and Controller










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